Exhibit 16.1

PricewaterhouseCoopers LLP
350 South Grand Avenue
Los Angeles, CA 90071-3405
Telephone: (213) 356-6000
Facsimile: (813) 637-4444

April 16, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by IHOP Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 12, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP